POWER OF ATTORNEY  SECTION 16 FILINGS
Know all by these presents, that the undersigned hereby constitutes and appoints each of Nathan D. Sturycz, Stephanie Gurgel, Summer Moorman, and their designees with full power and authority to act alone, as the undersigneds true and lawful attorney-in-fact to:
(1)	prepare, execute for and on behalf of the undersigned, and submit to the United States Securities and Exchange Commission (the Commission) a
Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Commission of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the Exchange Act), or any rule or regulation of the Commission;
(2)	act as account administrator and to manage the undersigneds EDGAR account;
(3)	execute for and on behalf of the undersigned, in the undersigneds capacity as a reporting person of Midland States Bancorp, Inc. (the Company), Forms 3, 4 and 5 in accordance with Section 16(a) of the Exchange Act and the rules thereunder, or Forms 144 pursuant to the Exchange Act;
(4)	do and perform any and all acts for and on behalf of the undersigned which maybe necessary or desirable to complete and execute any such Form 3, 4, 5, or Form 144 including any amendment or amendments thereto and file such form with the Commission and the applicable stock exchange or similar authority;
(5)	 seek or obtain, as the undersigneds representative and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigneds attorney-in-fact appointed by this Power of Attorney and approves and ratifies any such release of information; and
(6)	take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any of such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as any of such attorney-in-fact may approve in his or her discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to act separately and to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that any of such attorney-in-fact, or the substitute or substitutes of any of such attorney-in-fact, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.
The undersigned agrees to hold the attorney-in-fact, or either one of them, jointly and severally, free and harmless from any and all loss, damage or liability that they, or either one of them, may sustain as a result of any action taken in good faith hereunder and not due to the attorney-in-facts own negligence, misconduct or bad faith.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of November, 2025.

Signature:
Name:	Kyle Mooney